UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2020

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On September 15, 2020, Rockwell Medical, Inc. (the “Company”) announced the appointment of Russell L. Skibsted as the Company’s Executive Vice President, Chief Financial Officer and Chief Business Officer effective September 15, 2020 (the “Commencement Date”). Mr. Skibsted will also serve as the Company’s Principal Financial Officer.

Mr. Skibsted, age 61, most recently served as Chief Financial Officer of AgeX Therapeutics, Inc. (NYSE American: AGE), a biotechnology company focused on cell therapy targeting the diseases of aging that was spun out of BioTime, Inc. (currently Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX)), from July 2017 to May 2020. Previously, Mr. Skibsted served as Chief Financial Officer of BioTime, Inc., a clinical-stage biotechnology company, from November 2015 to January 2019, where he simultaneously, from time to time, performed the role of Chief Financial Officer for several of BioTime’s public and private subsidiaries, including Agex Therapeutics, OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive tests for the early detection of cancer and a former subsidiary of BioTime, Inc., from November 2015 until November 2017, and Asterias Biotherapeutics, Inc., a biotechnology company pioneering the field of regenerative medicine with clinical programs in spinal cord injury and oncology immunotherapy and a former subsidiary of BioTime, Inc., from March 2016 until November 2016. Mr. Skibsted served as Chief Financial Officer of Proove Biosciences, Inc., a private, commercial-stage personalized medicine company, from 2014 to November 2015. Mr. Skibsted was Managing Director of RSL Ventures, where he provided financial consulting services to public and private companies in the life sciences sector from 2013 to 2014. Mr. Skibsted served as Senior Vice President, Chief Financial Officer and Secretary of Aeolus Pharmaceuticals, Inc., a biopharmaceutical company, from 2010 to 2013, and was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals, Inc., a biopharmaceutical company, from 2006 to 2009. From 2004 to 2006, Mr. Skibsted served as Chief Financial Officer of Hana Biosciences, Inc. and from 2000 to 2004 he served as Chief Financial Officer and Portfolio Management Partner of Asset Management Company, one of the first venture capital firms in the Silicon Valley. Mr. Skibsted holds a B.A. in Economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

On September 15, 2020, in connection with Mr. Skibsted’s commencement of employment, the Company entered into an employment agreement with Mr. Skibsted (the “Employment Agreement”). The Employment Agreement provides that Mr. Skibsted will serve as an at-will employee. Mr. Skibsted will receive an annualized base salary of $460,000 (“Base Salary”) and is eligible to receive performance-based bonuses of $75,000 and $50,000 subject to Mr. Skibsted’s continuous employment by the Company through the six month anniversary of the Commencement Date and the twelve month anniversary of the Commencement Date, respectively, and the fulfillment of certain conditions as set forth in the Employment Agreement. Mr. Skibsted will be eligible to earn year-end performance bonuses with a target bonus opportunity of 60% of his Base Salary (“Target Bonus”) commencing in 2021 and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Mr. Skibsted is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the board of directors. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 600,000 shares of the Company’s common stock (the “Initial Time-Based Options”) and a performance-based option to purchase up to 150,000 shares of the Company’s common stock (the “Initial Performance-Based Options”). The Initial Time-Based Options and the Initial Performance-Based Options are issued outside of the Company’s stockholder-approved Amended and Restated 2018 Long-Term Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4).

Under the Employment Agreement, upon a termination of Mr. Skibsted’s employment due to death or Disability, any equity awards held by Mr. Skibsted subject to time-based vesting conditions will accelerate and become fully vested and the Initial Performance-Based Options, to the extent outstanding as of the date of such termination, will accelerate and become exercisable, if at all, in accordance with the terms of the award agreement evidencing such Initial Performance-Based Options. All stock options held by Mr. Skibsted that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.

Under the Employment Agreement, upon a termination of Mr. Skibsted’s employment by the Company without Cause or by Mr. Skibsted for Good Reason, Mr. Skibsted will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to the sum of his Base Salary then in effect plus 100% of his annual Target Bonus, payable in equal installments for a one-year period, (ii) reimbursement of COBRA coverage for up to one year, and (iii) Mr. Skibsted’s Initial Time-Based Options will continue to vest for a period of one year and his Initial Performance-Based Options, to the extent outstanding and unvested as of the date of such termination, will immediately terminate. All vested stock options held by Mr. Skibsted that are exercisable as of the date of such termination and all Initial Time-Based Options that become exercisable over the one-year period following such termination will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.

Under the Employment Agreement, in the event of a Change of Control, upon a termination of Mr. Skibsted’s employment by the Company without Cause or by Executive for Good Reason during the Effective Period, subject to his compliance with certain restrictive covenants, Mr. Skibsted will be entitled to receive: (i) a pro-rated Target Bonus based on the number of days employed during the year of termination, (ii) an amount equal to 1.5 times the sum of his Base Salary then in effect plus 100% of his annual Target Bonus, (iii) reimbursement of COBRA coverage for up to one year and (iv) any equity awards held by Mr. Skibsted subject to time-based vesting conditions will accelerate and become fully vested and the Initial Performance-Based Options, to the extent outstanding and unvested as of the date of such termination, will immediately terminate. All stock options held by Mr. Skibsted that are exercisable as of the date of such termination will remain exercisable until the expiration date of the stock options.

In connection with the Employment Agreement, Mr. Skibsted also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.
On September 15, 2020, the Company issued a press release announcing the appointment of Mr. Skibsted as Executive Vice President, Chief Financial Officer and Chief Business Officer. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits        The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Russell Skibsted Employment Agreement, dated September 15, 2020
99.1	Press Release, dated September 15, 2020
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: September 16, 2020	By:	/s/ Russell Ellison
Russell Ellison
Chief Executive Officer